U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2006

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11480	41-1412084
(Commission File Number)	(I.R.S. Employer Identification Number)

377 Plantation Street

Worcester MA 01605

(Address of Principal Executive Office) (Zip Code)

508-793-0001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 29, 2006, Biovest International, Inc. (the “Company”) entered into a Registration Rights Agreement with certain institutional purchasers of Convertible and Exchangeable Debentures (the “Purchasers”) issued by the Company’s majority stockholder, Accentia Biopharamaceuticals, Inc.(“Accentia”), wherein the Company agreed to file with the SEC and seek to have declared effective a registration statement covering the resale of eighteen million (18,000,000) shares of the Company’s common stock owned by Accentia. These 18 million shares of the Company’s common stock have been placed into an escrow account by Accentia pursuant to a Pledge Agreement and may under certain circumstances be obtained by the Purchasers in exchange for outstanding indebtedness, in connection with the exercise of Warrants issued to the Purchasers by Accentia, or in payment of sums due from Accentia to the Purchasers. The Registration Rights Agreement is attached as an exhibit to this Current Report on Form 8-K.

For further detail as to the underlying transaction involving the sale of Debentures by Accentia, see Form 8-K filed on October 2, 2006 by Accentia Biopharmaceuticals, Inc., a majority stockholder of the Company which Form 8-K is attached as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a.	Not applicable

b.	Not applicable

c.	Not applicable

d.	See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.
(Registrant)

Date: October 11, 2006	/s/ James A. McNulty
James A. McNulty, CPA
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registration Rights Agreement dated September 29, 2006 between Biovest International and Various Investors

99.1	8-K filed by Accentia Biopharmaceuticals, Inc on October 2, 2006 (File No. 000-51383)